THE SECURITIES TO WHICH THIS SHARE EXCHANGE AGREEMENT RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made effective as of the 24th of December, 2007

AMONG:

PUPPY ZONE ENTERPRISES, INC., a publicly held Nevada corporation

(“Puppy Zone”)

AND:

QMotions, Inc., a privately held, California C-Corporation

(“QMotions”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF QMOTIONS AS LISTED ON SCHEDULE 1 ATTACHED HERETO

(the “Selling Shareholders”)

WHEREAS, the parties hereto wish to enter this Share Exchange Agreement (“Agreement”) whereby Puppy Zone will issue 25,230,000 shares of common stock in the capital of Puppy Zone and options to purchase 3,770,000 shares of common stock in the capital of Puppy Zone for all of the issued and outstanding shares and options of QMotions to the Selling Shareholders in the manner described in Schedule 1 hereto.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.    DEFINITIONS

1.1                    Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” means this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)

“Applicable Securities Legislation” means all applicable securities legislation in all jurisdictions relevant to the issuance of the Puppy Zone Shares and Puppy Zone Options to each of the Selling Shareholders;

(c)

“Closing” means the completion of the Transaction, in accordance with Section 7 hereof, at which time the Closing Documents will be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(d)	“Closing Date” means January 31, 2008, or a date mutually agreed upon by the parties hereto;

(e)	“Closing Documents” means the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(f)

“Loss” means any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Puppy Zone or QMotions including damages for lost profits or lost business opportunities.

(g)	“Optionholders” has the meaning ascribed to it in Section 6.2(q);

(h)	“QMotions” has the meaning ascribed to it in the preamble to this Agreement;

(i)	“QMotions Common Stock” has the meaning ascribed to it in Section 3.3;

(j)

“QMotions Shares” means the 202.972 shares of QMotions Common Stock held by the Selling Shareholders, being all of the issued and outstanding common shares of QMotions beneficially held, either directly or indirectly, by the Selling Shareholders;

(k)	“Puppy Zone” has the meaning ascribed to it in the preamble to this Agreement;

(l)	“Puppy Zone Shares” means those 25,230,000 fully paid and non-assessable common shares of Puppy Zone to be issued in exchange for the QMotions Shares to the Selling Shareholders on the Closing Date;

(m)	“Puppy Zone Options” – means those options to be issued to the Optionholders pursuant to 6.2(q) hereof to purchase an aggregate of 3,770,000 shares of Puppy Zone common stock.

(n)	“SEC” means the United States Securities and Exchange Commission;

(o)	“Selling Shareholders” has the meaning ascribed to it in the preamble to this Agreement;

(p)

“Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

(q)

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(r)	“Transaction” means the exchange of the QMotions Shares and the Puppy Zone Shares as described in Section 2 of this Agreement;

(s)	“1933 Act” means the United States Securities Act of 1933, as amended;

(t)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended; and,

(u)	“SEC Reports” means the periodic and current reports filed by Puppy Zone with the SEC pursuant to the 1934 Act.

(v)	Schedules. The following schedules are attached to and form part of this Agreement:

Exhibit A	-	Form of Lock-Up Agreement
Schedule 1	-	Selling Shareholders
Schedule 2	-	Directors and Officers of Qmotions
Schedule 3	-	Directors and Officers of Puppy Zone
Schedule 4	-	Puppy Zone Liabilities
Schedule 5	-	QMotions Leases, Subleases, Claims, Capital
Expenditures, Taxes and Other Property Interests
Schedule 6	-	QMotions Material Contracts and Liabilities
Schedule 7	-	Certificate of U.S. Selling Shareholder
Schedule 8	-	QMotions Employees and Consultants
Schedule 9		Trademarks and Patents

1.2                    Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2.      AGREEMENT OF EXCHANGE OF SHARES

2.1                    Agreement of Exchange of Shares. Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to Puppy Zone, and Puppy Zone hereby covenants and agrees to purchase from the Selling Shareholders all of the QMotions Shares held by the Selling Shareholders. Puppy Zone also agrees to assume QMotions’ obligations under the options held by the Optionholders (as defined in Section 6.2(q) hereof), and to issue the Puppy Zone Options to such Optionholders in accordance with the procedures set forth in in Section 6.2(q) .

2.2                    Consideration. As consideration for the sale of the QMotions Shares by the Selling Shareholders, Puppy Zone will allot and issue the Puppy Zone Shares to the Selling Shareholders in the amount set out opposite each Selling Shareholder’s name in Schedule 1 to this Agreement as well as options to purchase an aggregate of 3,770,000 Puppy Zone shares to the Optionholders listed in Section 6.2(q) hereof. The Selling Shareholders and Optionholders acknowledge and agree that the Puppy Zone Shares and Puppy Zone Options are being issued pursuant to a safe harbor from the prospectus and registration requirements of the 1933 Act. The Selling Shareholders and Optionholders agree to abide by all applicable resale restrictions and hold periods imposed by Applicable Securities Legislation. All certificates representing the Puppy Zone Shares issued on Closing, as well as the Puppy Zone Options and shares of common stock underlying the Puppy Zone Options, when issued, will be endorsed with restrictive legends substantially in the same form as one of the two following legends pursuant to the 1933 Act, in order to reflect the fact that these are restricted securities and will be issued to the Selling Shareholders and Optionholders pursuant to a safe harbor from the registration requirements of the 1933 Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

or

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

If a U.S. person, each Selling Shareholder and Optionholder agrees to fill in and execute Schedule 7 to this Agreement, and agrees that the representations set out in such schedule as executed by the Selling Shareholders and Optionholders will be true and correct as of the Closing Date.

2.3                    Share Exchange Procedure. On Closing, each Selling Shareholder will exchange his certificate representing the QMotions Shares by delivering such certificate to Puppy Zone duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer and, if applicable, with all stock transfer and any other required documentary stamps affixed together with a completed and executed Schedule 7, as applicable, to this Agreement. In addition, each Optionholder will deliver the agreements representing their options to purchase QMotion shares of common stock, and receive in exchange the Puppy Zone Options

2.4                    Restricted Shares. QMotions, the Selling Shareholders and the Optionholders acknowledge that the Puppy Zone Shares and the Puppy Zone Options (as well as the underlying shares of Puppy Zone common stock) issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under Applicable Securities Legislation and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all Applicable Securities Legislation. Each Selling Shareholder and Optionholder agrees that he has been given an opportunity to seek and obtain independent legal advice as to the resale restrictions applicable in their jurisdiction of residence, and under U.S. or other Applicable Securities Legislation generally. Puppy Zone has not undertaken, and will have no obligation, to register any of the Puppy Zone Shares, the Puppy Zone Options, and the shares of common stock underlying the Puppy Zone Options under the 1933 Act, except upon the assumption of obligations the registration rights agreement as described in Section 6.2(p)(i)(C) and as otherwise agreed in writing.

2.5                    Exemptions. The Selling Shareholders and Optionholders acknowledge that Puppy Zone has advised such Selling Shareholders and Optionholders that Puppy Zone is relying on an exemption from the prospectus and registration requirements of the Applicable Securities Legislation, and, as a consequence, the Selling Shareholders and Optionholders will not be entitled to certain protections, rights and remedies available under Applicable Securities Legislation, including statutory rights of rescission or damages, and the Selling Shareholders and Optionholders will not receive information that would otherwise be required to be provided to the Selling Shareholders and Optionholders pursuant to Applicable Securities Legislation.

3.      REPRESENTATIONS AND WARRANTIES OF QMOTIONS

Except as set forth in the disclosure schedules to be delivered to Puppy Zone by QMotions on the date hereof (which disclosure schedules will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3), and except as disclosed in the Financial Statements for the periods ended September 30, 2007, and December 31 2006 (“QM Financial Statements”) QMotions represents and warrants to Puppy Zone, and acknowledges that Puppy Zone is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Puppy Zone, as follows:

3.1                    Organization and Good Standing. QMotions is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

3.2                    Authority. QMotions has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “QMotions Documents”) to be signed by QMotions and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of the QMotions Documents by QMotions and the consummation of the transactions contemplated hereby have been duly authorized by QMotions’s board of directors. No other corporate or shareholder proceedings on the part of QMotions is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other QMotions Documents when executed and delivered by QMotions will be, duly executed and delivered by QMotions and this Agreement is, and the other

QMotions Documents when executed and delivered by QMotions as contemplated hereby will be, valid and binding obligations of QMotions enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and,

(c)	as limited by public policy.

3.3                    Capitalization of QMotions. The entire authorized capital stock and other equity securities of QMotions consists of 10,000 shares of common no par value stock (the “QMotions Common Stock”). There are 146.178 shares of QMotions Common Stock issued and outstanding as of the date of this Agreement and options to purchase 30.329 shares of QMotions Common Stock. All of the issued and outstanding shares of QMotions Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the general corporate laws of the State of California and its articles and bylaws. There are no agreements to which QMotions is a party purporting to restrict the transfer of the QMotions Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the QMotions Common Stock, except the Buy/Sell Agreement, dated January 1, 2004, by and among QMotions, and the shareholders named therein, the Shareholders’ Management Agreement dated January 1, 2004, as amended, the Stock Restriction Agreements by and between QMotions and each of its shareholders and the Phantom Stock Agreement.

3.4                    Shareholders of QMotions Common Stock. The Selling Shareholders, as listed in Schedule 1 to this Agreement, are the only registered holders of the QMotions Shares.

3.5                    Directors and Officers of QMotions. The duly elected or appointed directors and officers of QMotions are as set out in Schedule 2 to this Agreement.

3.6                    Wholly-Owned Subsidiary. QMotions has no wholly-owned subsidiaries.

3.7                    Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of QMotions under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to QMotions, or any of its material property or assets;

(b)	violate any provision of the articles or bylaws of QMotions; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to QMotions or any of its material property or assets.

3.8                    Actions and Proceedings. To the best knowledge of QMotions, there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting QMotions or which involves any of the business, or the properties or assets of QMotions that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of QMotions taken as a whole (a “QMotions Material Adverse Effect”).

3.9                    Compliance.

(a)

To the best knowledge of QMotions, QMotions is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of QMotions;

(b)

To the best knowledge of QMotions, it is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a QMotions Material Adverse Effect; and,

(c)

To the best knowledge of QMotions, it has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. QMotions has not received any notice of any violation thereof, nor is QMotions aware of any valid basis therefore.

3.10                  Filings, Consents and Approvals. To the best knowledge of QMotions, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by QMotions of the Transaction contemplated by this Agreement or to enable QMotions to continue to conduct its business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11                  Absence of Undisclosed Liabilities. Except as disclosed in this Agreement or in the QM Financial Statements, QMotions does not have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $50,000, which have not heretofore been paid or discharged.

For purposes of this Agreement, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.12                  Absence of Changes. Except as disclosed in this Agreement, in Schedule 6 or in the QM Financial Statements, since September 30, 2007, QMotions has not:

(a)

failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of QMotions to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever other than with Marquette Finance;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business (for the purposes herein, Puppy Zone acknowledges certain unsold inventory may be returned to QMotions by its client QVC as in the ordinary course of their business relationship);

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)

made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)

other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled other than to increase salaries of certain employees to market rates in accordance to the projections previously provided Puppy Zone by QMotions and an employment offer for Mr. Tim Walsh;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

3.13                  Personal Property. QMotions possess, and has good and marketable title of all property necessary for the continued operation of the business of QMotions and as presently conducted and as represented to Puppy Zone. All such property is used in the business of QMotions. All such property is in reasonably good operating condition, and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by QMotions are owned by QMotions free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 6 to this Agreement.

3.14                  Intellectual Property. QMotions does not have any intellectual property other as disclosed on Schedule 9.

3.15                  Real Property. QMotions does not own any real property but has a month to month lease on its office space. Each of the leases, subleases, claims, capital expenditures, Taxes or other real property interests (collectively, the “Leases”) to which QMotions is a party or is bound, as set out in Schedule 6 to this Agreement, is legal, valid, binding, enforceable and in full force and effect in all material respects. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms on the Closing Date. QMotions has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.16                  Material Contracts and Transactions. Schedule 6 to this Agreement lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which QMotions is a party (each, a “Contract”). Subject to Section 6.2(p) hereof, the continuation and validity of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.17                  Certain Transactions. QMotions is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.18                  No Brokers. QMotions has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement, although QMotions has an agreement with Alexander Dunham for Capital Raising Services and M&A consulting.

3.19                  Completeness of Disclosure. No representation or warranty by QMotions in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Puppy Zone pursuant hereto contains or will contain any untrue statement of a material fact.

3.20                  Financial Condition. QMotions has delivered unaudited financial information to Puppy Zone regarding its operations for the year ended December 31, 2006 and the nine months ended September 30, 2007, which information is true in all material respects.

4.      REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS & OPTIONHOLDERS

Each of the Selling Shareholders and Optionholder, where applicable, represents and warrants to Puppy Zone, and acknowledges that Puppy Zone is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Puppy Zone, as follows (solely for the purposes of this Section 4, the defined term Selling Shareholder shall be deemed inclusive of the Optionholders, where applicable):

4.1                    Each Selling Shareholder is the registered and beneficial owner of the number of QMotions Shares listed next to his or her name in Schedule 1 to this Agreement and each Selling Shareholder has no interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or business of QMotions.

4.2                    Schedule 1 to this Agreement contains a true and complete list of each Selling Shareholder’s names.

4.3                    Each Selling Shareholder has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the beneficial title and ownership of the QMotions Shares to Puppy Zone.

5.      REPRESENTATIONS AND WARRANTIES OF PUPPY ZONE

Puppy Zone represents and warrants to QMotions and the Selling Shareholders and acknowledges that QMotions and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of QMotions or the Selling Shareholders, as follows:

5.1                    Organization and Good Standing. Puppy Zone is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

5.                    Authority. Puppy Zone does not require approval from its shareholder to carry out the Transaction. Puppy Zone has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Puppy Zone Documents”) to be signed by Puppy Zone and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the Puppy Zone Documents by Puppy Zone and the consummation by Puppy Zone of the Transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Puppy Zone is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other Puppy Zone Documents when executed and delivered by Puppy Zone as contemplated by this Agreement will be, duly executed and delivered by Puppy Zone and this Agreement is, and the other Puppy Zone Documents when executed and delivered by Puppy Zone, as contemplated hereby will be, valid and binding obligations of Puppy Zone enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and,

(c)	as limited by public policy.

5.3                    Private Placement. Prior to the closing of this Agreement, Puppy Zone will conduct and complete private placement sales of units of its common stock at a purchase price per unit of approximately $1.25 with a minimum aggregate price of sales of the offering of $2,500,000 and may offer up to $3,000,000 at its discretion. Each unit will be comprised of one common share and one common share purchase warrant. Each common share purchase warrant will have an exercise price of no less than $1.50 per share and be exercisable for a period of two (2) years.

5.4                    Maximum Liabilities. Immediately prior to Closing, Puppy Zone will not have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $15,000, which have not been paid or discharged at that time.

5.5                    Capitalization of Puppy Zone. The entire authorized capital stock and other equity securities of Puppy Zone consist of 100,000,000 shares of common stock with a par value of $0.001 (the “Puppy Zone Common Stock”). As of the date of this Agreement, there are 72,000,000 shares of

Puppy Zone Common Stock issued and outstanding. Puppy Zone will have issued and outstanding no more than 50,000,000 shares of Puppy Zone Common Stock immediately after the issuance of the Puppy Zone Shares as contemplated by this Agreement and 2,000,000 common share purchase warrants sold in the private placement referred to in section 5.3 of this Agreement. Neither Puppy Zone nor any of its representatives have received any formal or informal notification from FINRA or other official party or representative that that Puppy Zone common stock is not authorized (with or without the passage of time) for continued trading on the OTC Bulletin Board. A complete list of all persons or entities holding Puppy Zone as shown on the stockholder records of Puppy Zone is set forth in 5.5 of the Disclosure Schedule.

5.6                    That all of the issued and outstanding shares of Puppy Zone Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Other than the share issuances contemplated by this Agreement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Puppy Zone to issue any additional shares of Puppy Zone Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Puppy Zone any shares of Puppy Zone Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Puppy Zone Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Puppy Zone Common Stock.

5.7                    Directors and Officers of Puppy Zone. The duly elected or appointed directors and the duly appointed officers of Puppy Zone are as listed on Schedule 3 to this Agreement.

5.8                    Corporate Records of Puppy Zone. The corporate records of Puppy Zone, as required to be maintained by it pursuant to the Nevada Corporations Code, are accurate, complete and current in all material respects, and the minute book of Puppy Zone is, in all material respects, correct and contains all material records required by the laws of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Puppy Zone.

5.9                    Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Puppy Zone under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Puppy Zone or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Puppy Zone; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Puppy Zone or any of its material property or assets.

5.10                  Validity of Puppy Zone Shares and Puppy Zone Options. The Puppy Zone Shares and Puppy Zone Options to be issued to the Selling Shareholders and Optionholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable. The shares of Common Stock underlying the Puppy Zone Options, when issued in accordance with the Puppy Zone Options, will be duly and validly authorized and will be duly and validly issued, fully paid and non-assessable.

5.11                  Actions and Proceedings. To the best knowledge of Puppy Zone, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Puppy Zone, threatened against Puppy Zone which involves any of the business, or the properties or assets of Puppy Zone that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Puppy Zone taken as a whole (an “Puppy Zone Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such an Puppy Zone Material Adverse Effect.

5.12                  Compliance.

(a)

To the best knowledge of Puppy Zone, Puppy Zone is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Puppy Zone;

(b)

To the best knowledge of Puppy Zone, Puppy Zone is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute an Puppy Zone Material Adverse Effect;

(c)

Puppy Zone has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Puppy Zone, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)

Puppy Zone has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Puppy Zone has not received any notice of any violation thereof, nor is Puppy Zone aware of any valid basis therefore.

5.13                  Filings, Consents and Approvals. Puppy Zone will conduct or obtain any filing, registration, permit or authorization from any public or governmental body or authority or other person that is necessary for the consummation by Puppy Zone of the Transaction contemplated by this Agreement and to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

5.14                  SEC Filings. Puppy Zone has furnished or made available to QMotions and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Puppy Zone with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Puppy Zone SEC Documents”). Puppy Zone has filed all SEC Reports required by it to be filed with the SEC and such reports filed in the 12-month period prior to the Closing Date have been filed timely or within any period of extension for filing allowed under applicable rules. As of their respective dates, the Puppy Zone SEC Documents complied in all material respects with the applicable requirements and regulations of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Puppy Zone SEC Documents. All filings by Puppy Zone with the SEC have contained information which is true and correct in all material respects, and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or which could have a material adverse effect on Puppy Zone. Puppy Zone is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and the regulations adopted thereunder.

5.15                  Absence of Undisclosed Liabilities. Except as disclosed in this Agreement, Puppy Zone does not have any material liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $5,000, which have not heretofore been paid or discharged.

5.16                  Absence of Certain Changes or Events. Except as and to the extent disclosed in the Puppy Zone SEC Documents, there has not been:

(a)	a Puppy Zone Material Adverse Effect; or

(b)	any material change by Puppy Zone in its accounting methods, principles or practices.

5.17                  No Subsidiaries. Puppy Zone does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

5.18                  Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Puppy Zone, except as disclosed in the Puppy Zone SEC Documents.

5.19                  Employees and Consultants. Puppy Zone does not have any employees or consultants, except as disclosed in the Puppy Zone SEC Documents.

5.20                  Material Contracts and Transactions. There are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Puppy Zone is a party.

5.21                  No Brokers. Puppy Zone has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

5.22                  Certain Transactions. Puppy Zone is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

5.23                  Completeness of Disclosure. No representation or warranty by Puppy Zone in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to QMotions pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.24                  Tax Matters.

(a)

Puppy Zone has filed all Tax Returns that is was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Puppy Zone (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where Puppy Zone does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are not Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Puppy Zone.

(b)

Puppy Zone has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

5.25                  SEC Comments. Except as provided to QMotions, Puppy Zone has received no comments from SEC with respect to its SEC Reports filed with the SEC.

6.      CLOSING CONDITIONS

6.1                    Conditions Precedent to Closing by Puppy Zone. The obligation of Puppy Zone to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction contemplated by this Agreement will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions of closing are for the benefit of Puppy Zone and may be waived by Puppy Zone in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of QMotions set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and QMotions will have delivered to Puppy Zone a certificate dated as of the Closing Date, to the effect that the representations and warranties made by QMotions in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that QMotions and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)

Transaction Documents. This Agreement, the QMotions Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Puppy Zone, will have been executed and delivered to Puppy Zone by QMotions.

(d)

Reimbursement of Loan. QMotions will have reimbursed that certain loan (“Loan”) in the amount of $500,000 by Che Ming Chou to QMotions, which Loan was arranged by Puppy Zone and evidenced by a Loan Agreement dated October 26, 2007, from the proceeds of a private placement offering effected simultaneously with the closing of the transaction described herein.

(e)	Secretary’s Certificate – QMotions. QMotions will have delivered to Puppy Zone a certificate from the Secretary of QMotions attaching:

(i)	a copy of QMotions’s articles, bylaws and all other incorporation documents, as amended through the Closing Date, and,

(ii)	copies of resolutions duly adopted by the board of directors of QMotions approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(f)

Third Party Consents. QMotions will have delivered to Puppy Zone duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Puppy Zone.

(g)	Regulatory Approvals and Consents. QMotions will have obtained all necessary approvals and consents to carry out the Transaction, in form and substance reasonably satisfactory to Puppy Zone.

(h)	No Material Adverse Change. No QMotions Material Adverse Effect will have occurred since the date of this Agreement.

(i)	No Action. No suit, action, or proceeding will be pending or threatened which would:

	(i)	prevent the consummation of any of the transactions contemplated by this Agreement, or,

	(ii)	cause the Transaction to be rescinded following consummation.

(j)	Outstanding Shares. QMotions will have no more than 203 shares of QMotions Common Stock issued and outstanding on the Closing Date.

(k)

Due Diligence. As attested by written notice of satisfactory completion to QMotions from Puppy Zone, Puppy Zone and its solicitors will be reasonably satisfied with their due diligence investigation of QMotions that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

	(i)	materials, documents and information in the possession and control of QMotions or the Selling Shareholders that are reasonably germane to the Transaction,

	(ii)	a physical inspection of the assets of QMotions by Puppy Zone or its representatives, and,

	(iii)	title to the material assets of QMotions.

(l)	QMotions will have delivered substantive information about its assets and personnel satisfactory to Puppy Zone for completion of its public disclosure of the Transaction details.

(m)

Compliance with Securities Laws. QMotions will have delivered evidence satisfactory to Puppy Zone that the QMotions Shares issuable in the Transaction will be issuable without registration pursuant to the 1933 Act and the Applicable Securities Legislation in reliance on a safe harbor from the registration requirements of the 1933 Act and the Applicable Securities Legislation.

(n)

QMotions will have delivered its financial statements in US GAAP audited to December 31, 2006 and reviewed to September 30, 2007, which are materially in conformance with the unaudited information provided by QMotions to Puppy Zone.

(o)	QMotions Debts. QMotions shall cause QMotions debt owed to Amro Albanna of $1,748,376.30 to be converted into 56.794 QMotions Shares at a pre-money valuation of $4,500,000.

6.2                    Conditions Precedent to Closing by QMotions and the Selling Shareholders. The obligation of QMotions and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions precedent are for the benefit of QMotions and the Selling Shareholders and may be waived by QMotions and the Selling Shareholders in their discretion.

(a)

Representations and Warranties. The representations and warranties of Puppy Zone set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Puppy Zone will have delivered to QMotions a certificate dated the Closing Date, to the effect that the representations and warranties made by Puppy Zone in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Puppy Zone is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Puppy Zone must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)

Private Placement. Prior to the closing of this Agreement, Puppy Zone will have conducted and completed private placement sales of units of its common stock at a purchase price per unit of approximately $1.25 with a minimum aggregate price of sales of the offering of $2,500,000 and may offer up to $3,000,000 at its discretion. Each unit will be comprised of one common share and one common share purchase warrant. Each common share purchase warrant will have an exercise price of no less than $1.50 per share and be exercisable for a period of two (2) years.

(d)	Compliance. Upon the closing of this Agreement, Puppy Zone will be in compliance with its reporting requirements under the 1934 Act.

(e)

Transaction Documents. This Agreement, the Puppy Zone Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to QMotions, will have been executed and delivered to QMotions by Puppy Zone.

(f)	Secretary’s Certificate - Puppy Zone. Puppy Zone will have delivered to QMotions a certificate from the Secretary of Puppy Zone attaching:

	(i)	a copy of Puppy Zone’s articles, bylaws and all other incorporation documents, as amended through the Closing Date, and

	(ii)	copies of resolutions duly adopted by the board of directors of Puppy Zone approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(g)	No Material Adverse Change. No Puppy Zone Material Adverse Effect will have occurred since the date of this Agreement.

(h)

No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i) prevent the consummation of any of the transactions contemplated by this Agreement, or

(ii) cause the Transaction to be rescinded following consummation.

(i)

Outstanding Shares. Puppy Zone will have issued and outstanding no more than 50,000,000 shares of Puppy Zone Common Stock immediately after the issuance of the Puppy Zone Shares as contemplated by this Agreement and 2,000,000 common share purchase warrants sold in the private placement referred to in section 5.3 of this Agreement.

(j)	Regulatory Approvals and Consents. Puppy Zone will have obtained all necessary approvals and consents to carry out the Transaction, in form and substance reasonably satisfactory to QMotions.

(k)	Public Market. On the Closing Date, the shares of Puppy Zone Common Stock will be quoted on the OTC Bulletin Board.

(l)

Due Diligence. As attested by written notice of satisfactory completion to Puppy Zone from QMotions, QMotions and its accountants will be reasonably satisfied with their due diligence investigation and review of the Puppy Zone SEC Documents, and the contents thereof, prepared in accordance with the United States generally accepted accounting principles applied in a manner consistent with prior periods.

(m)	Puppy Zone Debts. Puppy Zone will have provided evidence that it has satisfied or will otherwise provide for payment of all material debt on its books and accounts payable.

(n)

Amendment to Certificate of Incorporation. Immediately prior to the Closing of the Transaction, Puppy Zone shall have filed an amendment to its certificate of incorporation (upon the necessary stockholder approval) changing its name from Puppy Zone to Actiga Corporation. QMotions, Inc will continue to be a wholly owned subsidiary of Actiga Corporation.

(o)	Lock-Up Agreements.

(i)

Steve Bajic, the sole director and officer of Puppy Zone, and the stockholders, optionholders, and holders of QMotions stock that shall exchange their shares for Puppy Zone Shares shall have executed a Lock-Up Agreement in substantially the form attached hereto as Exhibit A that such person shall not publicly sell, pledge, transfer, assign or engage in any hedging transaction with respect to 100% of their Puppy Zone Shares for one year from the Closing Date. Provided, however, that Amro Albanna and Dale Hutchins may only sell 25% of their shares in a private transaction during the one year following the Closing Date.

(p)	Assumption of Contracts

	(i)	Puppy Zone will enter into a mutally agreeable form of assignment and assumption agreement with QMotion whereby it will assume all of QMotions’ obligations under each of:

		A.	The Employment Agreement, dated December 15, 2007, by and among QMotions and Dale Hutchins;

		B.	The Employment Agreement, dated December 15, 2007, by and among QMotions and Amro Albanna; and

		C.	The Registration Rights Agreement, dated December 1, 2007, by and among QMotions, Inc., Dale Hutchins, David Addington, and Tan Xuejun.

(q)	Issuance of Options

A.

Reference is made to that certain Phantom Stock Plan Restructuring Agreement by and among QMotions, Dale Hutchins, David Addington, and Tan Xuejun (collectively, the “Optionholders”). In lieu of QMotions obligation thereunder, Puppy Zone shall issue the Puppy Zone Options to the following individuals in the following amounts, with such Puppy Zone Options carrying terms identical (subject to adjustment based on the same ratio that QMotions Shares are being exchanged for Puppy Zone Shares) with the terms of the options held by the Optionholders.

a.	Dale Hutchins – 1,508,000

b.	David Addington – 1,508,000

c.	Tan Xuejun – 754,000

6.3                    Notification of Financial Liabilities. QMotions will immediately notify Puppy Zone in accordance with Section 10.6 hereof, if QMotions receives any advice or notification from its independent certified public accounts that QMotions has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of QMotions, any properties, assets, liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

6.4                    Access and Investigation. Between the date of this Agreement and the Closing Date, QMotions, on the one hand, and Puppy Zone, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and,

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.5                    Confidentiality.

(a)

All information regarding the business of QMotions including, without limitation, financial information that QMotions provided to Puppy Zone will be kept in strict confidence by Puppy Zone and will not be given to any other person or party or used (except in connection with due diligence and except as required to file a news release and 8-K disclosure regarding the transaction to the public after the Closing), dealt with, exploited or commercialized by Puppy Zone or disclosed to any third party (other than Puppy Zone’s professional accounting and legal advisors) without the prior written consent of QMotions. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from QMotions, Puppy Zone will immediately return to QMotions (or as directed by QMotions) any information received regarding QMotions’s business, including copies thereof. Likewise, all information regarding the business of Puppy Zone including, without limitation, financial information that Puppy Zone provides to QMotions during its due diligence investigation of Puppy Zone will be kept in strict confidence by QMotions and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by QMotions or disclosed to any third party (other than QMotions’s professional accounting and legal advisors) without Puppy Zone’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Puppy Zone, QMotions will immediately return to Puppy Zone (or as directed by Puppy Zone) any information received regarding Puppy Zone’s business. Each party will provide an affidavit to the other that all documents were returned.

(b)

Puppy Zone and QMotions acknowledge and agree, subject to disclosure obligations under Applicable Securities Legislation or other laws or regulations, that neither party will make any public pronouncements concerning the terms of this Agreement without the express written consent of the other party, such consent will not be unreasonably withheld.

(c)

QMotions acknowledges and agrees to neither trade nor allow any of its employees or agents to trade in the securities of Puppy Zone while in possession of material information about Puppy Zone that has not been publicly disclosed.

(d)	Puppy Zone acknowledges and agrees that it has previously executed a non-disclosure agreement with QMotions and that it will continue to be obligated by the terms of that non-disclosure agreement.

6.6                    Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.7                    Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, but in no event later than December 31, 2007, QMotions and Puppy Zone will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of QMotions or Puppy Zone, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.8                    Conduct of QMotions and Puppy Zone Business Prior to Closing. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, from the date of this Agreement to the Closing Date, and except to the extent that Puppy Zone otherwise consents in writing, QMotions will operate their respective business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that QMotions otherwise consents in writing, Puppy Zone will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.9                    Full Disclosure Requirement. QMotions acknowledges that Puppy Zone is required to file with the SEC upon Closing a prospectus level disclosure document which includes discussion of all aspects of its business, financial affairs, risks and its management. QMotions and the Selling Shareholders will cooperate fully in providing Puppy Zone with all information and documentation reasonably requested.

6.10                  Post Closing - Puppy Zone. Puppy Zone acknowledges that the Selling Shareholders may require legal opinions on the removal of the restrictive legends on the share certificates pursuant to Rule 144 of the 1933 Act in order to sell their Puppy Zone Shares in the future. When a Selling Shareholder reasonably requests it of Puppy Zone, Puppy Zone will pay for an attorney of Puppy Zone’s choice to supply the legal opinion the Selling Shareholder and will cooperate fully in providing the Selling Shareholders with all information and documentation reasonably requested.

6.11                  Certain Acts Prohibited – QMotions. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, QMotions will not, without the prior written consent of Puppy Zone:

(a)	amend its articles, bylaws or other incorporation documents;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of QMotions except in the ordinary course of business;

(c)	dispose of or contract to dispose of any QMotions property or assets, except in the ordinary course of business consistent with past practice;

(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the QMotions Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	declare, set aside or pay any dividends on, or make any other distributions in respect of the QMotions Common Stock;

(f)	split, combine or reclassify any QMotions Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of QMotions Common Stock; or,

(g)

materially increase benefits or compensation expenses of QMotions, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.12                  Certain Acts Prohibited - Puppy Zone. Between the date of this Agreement and the Closing Date, Puppy Zone will not, without the prior written consent of QMotions:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Puppy Zone except in the ordinary course of business consistent with past practice;

(b)	dispose of or contract to dispose of any Puppy Zone property or assets except in the ordinary course of business consistent with past practice;

(c)

materially increase benefits or compensation expenses of Puppy Zone, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person; or

(d)

issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, but not limited to, stock appreciation rights or phantom stock), of Company;

6.13                  Public Announcements. Until the Closing Date, Puppy Zone and QMotions each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. QMotions acknowledges that Puppy Zone must comply with Applicable Securities Legislation requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist Puppy Zone in meeting its obligations.

7.      CLOSING

7.1                    Closing. The Closing will take place on the Closing Date at the offices of the lawyers for Puppy Zone or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for QMotions and Puppy Zone, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2                    Closing Deliveries of QMotions and the Selling Shareholders. At Closing, QMotions and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Puppy Zone:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of QMotions evidencing approval of this Agreement and the Transaction;

(b)

if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)	share certificates representing the QMotions Shares as required by Section 2.3 of this Agreement;

(d)	all certificates and other documents required by Section 6.1 of this Agreement;

(e)	a certificate of an officer of each of QMotions, dated as of Closing, certifying that:

(i) each respective covenant and obligation of QMotions has been complied with, and

(ii) each respective representation, warranty and covenant of QMotions is true and correct at the Closing as if made on and as of the Closing; and

(f)	the QMotions Documents and any other necessary documents, each duly executed by QMotions, as required to give effect to the Transaction.

7.3                    Closing Deliveries of Puppy Zone. At Closing, Puppy Zone will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to QMotions:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Puppy Zone evidencing approval of this Agreement and the Transaction;

(b)	share certificates representing the Puppy Zone Shares to the Selling Shareholders in the amounts as set out in Schedule 1 to this Agreement;

(c)	the Puppy Zone Options;

(d)	all certificates and other documents required by Section 6.2 of this Agreement;

(e)	a certificate of an officer of Puppy Zone, dated as of Closing, certifying that:

(i)	each covenant and obligation of Puppy Zone has been complied with, and

(ii)	each representation, warranty and covenant of Puppy Zone is true and correct at the Closing as if made on and as of the Closing; and

(f)	copies of resolutions of the board of directors of Puppy Zone appointing Amro Albanna as Chief Executive Officer and Dale Hutchins as President of Puppy Zone;

(g)	copies of resolutions of the board of directors of Puppy Zone appointing Amro Albanna, Dale Hutchins, Randy Geissler and Steve Bajic as directors of Puppy Zone;

(h)

evidence of the filing with the Securities and Exchange Commission a Form 14F-1 on behalf of Puppy Zone reflecting the applicable changes in the Company as a result of the transactions contemplated hereby.

(i)	the Puppy Zone Documents and any other necessary documents, each duly executed by Puppy Zone, as required to give effect to the Transaction;

8.      TERMINATION

8.1                    Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Puppy Zone and QMotions;

(b)

Puppy Zone, if there has been a material breach by QMotions or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of QMotions or the Selling Shareholders that is not cured, to the reasonable satisfaction of Puppy Zone, within ten business days after notice of such breach is given by Puppy Zone (except that no cure period will be provided for a breach by QMotions or the Selling Shareholders that by its nature cannot be cured);

(c)

QMotions, if there has been a material breach by Puppy Zone of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Puppy Zone that is not cured, to the reasonable satisfaction of QMotions, within ten business days after notice of such breach is given by QMotions (except that no cure period will be provided for a breach by Puppy Zone that by its nature cannot be cured);

(d)	Puppy Zone or QMotions, if the Transaction contemplated by this Agreement has not been consummated prior to February 28, 2008 unless Puppy Zone and QMotions agree to extend such date in writing; or

(e)	Puppy Zone or QMotions, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

8.2                    Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1 hereto:

(a)	This Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this

Agreement that are based on a wrongful refusal or failure to perform any obligations; and,

(b)

QMotions will reimburse that certain loan (“Loan”) in the amount of $500,000 by Che Ming Chou to QMotions, which Loan was arranged by Puppy Zone and evidenced by a Loan Agreement dated October 26, 2007.

9.      INDEMNIFICATION, REMEDIES, SURVIVAL

9.1                    Certain Definitions. For the purposes of this Section 9, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses of an amount not less than $5,000, but excluding any indirect, consequential or punitive damages suffered by Puppy Zone or QMotions including damages for lost profits or lost business opportunities.

9.2                    QMotions Indemnity. QMotions will indemnify, defend, and hold harmless Puppy Zone and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Puppy Zone and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

any misrepresentation, misstatement or breach of warranty of QMotions contained in or made pursuant to this Agreement, any QMotions Document or any certificate or other instrument delivered pursuant to this Agreement; and

(b)

the breach or partial breach by QMotions of any covenant or agreement of QMotions made in or pursuant to this Agreement, any QMotions Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3                    Selling Shareholders Indemnity. The Selling Shareholders will and do hereby indemnify, defend, and hold harmless Puppy Zone and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Puppy Zone and its shareholders by reason of, resulting from, based upon or arising out of:

(a)	any breach by the Selling Shareholders of Section 2.2 of this Agreement; or

(b)

any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholders contained in or made pursuant to the certificate set out in Schedule 7, as applicable, to this Agreement, executed by each Selling Shareholder as part of the share exchange procedure detailed in Section 2.3 of this Agreement.

9.4                    Puppy Zone Indemnity. Puppy Zone will indemnify, defend, and hold harmless QMotions and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by QMotions and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)

any misrepresentation, misstatement or breach of warranty of Puppy Zone contained in or made pursuant to this Agreement, any Puppy Zone Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Puppy Zone of any covenant or agreement of Puppy Zone made in or pursuant to this Agreement, any Puppy Zone Document or any certificate or other instrument delivered pursuant to this Agreement.

10.      GENERAL

10.1                  Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties, indemnifications and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until two (2) years after the Closing Date.

10.2                  Further Assurances and Provision of Information. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. QMotions and the Selling Shareholders agree to provide such information as requested by Puppy Zone in a timely manner prior to closing, and allow Puppy Zone and its representatives free access to all books, records, and other information of QMotions and to their personnel and advisors.

10.3                  Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4                  Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

10.5                  Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6                  Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses specified by a party to the others from time to time for notice purposes. All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

10.7                  Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8                  Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9                  Assignment. This Agreement may not be assigned (except by operation of law) by any party without the express, written approval of the other parties to this Agreement, such approval will not be unreasonably withheld by any of the parties to this Agreement.

10.10                Force Majeure. The obligations of the parties and the timeframes established pursuant to this Agreement will be suspended to the extent and for the period that performance hereunder is prevented by factors beyond any of the parties’ reasonable control, whether foreseeable or unforeseeable, including, without limitation, labour disputes, acts of god, laws, regulations, orders, proclamations or requests of any governmental or regulatory authority, inability to obtain on reasonable terms required permits, licenses or other authorizations, or any other matter similar to the above.

10.11                Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein and the courts thereof will have non-exclusive jurisdiction over any disputes relating hereto.

10.12                Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

10.13                Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.14                Facsimile Execution. This Agreement may be executed by delivery of executed signature pages by fax or other electronic transmission and such fax or electronic execution will be effective for all purposes.

10.15                Independent Legal Advice. All Selling Shareholders confirm that they have been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and cannot and do not rely on the representations of Puppy Zone or its advisors respecting the legal effects of this Agreement.

10.16                Schedules and Exhibits. The schedules and exhibits that are attached to this Agreement are incorporated herein.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PUPPY ZONE ENTERPRISES, INC. (a Nevada corporation)

Per:  /s/ Steve Bajic
        Authorized Signatory
        Name: Steve Bajic
        Title:    President, CFO
                    Treasurer and
                    Director

QMOTIONS (a private California C-corporation)

Per:  /s/ Amro Albanna
        Authorized Signatory
        Name: Amro Albanna
        Title: CEO

EXHIBIT "A"

Form of Lock-Up Agreements

LOCK UP AGREEMENT

To:	Puppy Zone Enterprises, Inc.
Suite 200, 8275 S. Eastern Avenue
Las Vegas, Nevada 89123

Re:           Proposed Business Combination Involving QMotions, Inc. and Puppy Zone Enterprises, Inc.

1.

Acknowledgement. The undersigned acknowledges that QMotions, Inc. ("QM") and Puppy Zone Enterprises, Inc. ("PZE") are intending to complete a proposed business combination whereby PZE will acquire all of the issued and outstanding shares of QM by way of a reverse take over (the “RTO”) pursuant to a share exchange agreement (the "Exchange Agreement") dated December 24, 2007 between PZE, QM and the Selling Shareholders (as such term is defined in the Agreement), pursuant to which Steve Bajic and the Selling Shareholders agreed to refrain from transferring any PZE common shares held by or allotted to be issued to them under the terms of the Exchange Agreement (the “PZE Shares”) for a period of one year following the Closing Date (as such term is defined in the Exchange Agreement). For good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the undersigned), the undersigned covenants and agrees with PZE as set forth herein.

2.

Lock-Up. As of the date hereof, the undersigned represents and warrants to PZE that, for the duration of the Lock-Up Period (as defined below), the undersigned will not, and will use its best efforts to cause its representatives and advisors not to, directly or indirectly: (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any PZE Shares acquired or acquirable by the undersigned pursuant to the terms of the Exchange Agreement, or (ii) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (i). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to, or reasonably expected to lead to, or result in, a sale or disposition of the PZE Shares even if such PZE Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the PZE Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the PZE Shares.

3.

Lock-Up Period. For the purposes hereof, the Lock-Up Period shall mean with respect to all of the PZE Shares, the period beginning on the Closing Date and ending on the date that is one year following the Closing Date.

4.

Termination. This agreement may be terminated by mutual written consent of the parties hereto. This agreement shall be terminated one calendar day following the date that is one year following the Closing Date, in accordance with its terms.

5.

Public Disclosure. The undersigned agrees not to make any public disclosure or announcement of or pertaining to this agreement, the Exchange Agreement or the RTO without the prior written consent of PZE except as required by law.

6.

Damages. The undersigned recognizes and acknowledges that this agreement is an integral part of the RTO and that a breach by the undersigned of any covenants or other commitments contained in this Agreement will cause the other party to sustain injury for which it may not have an adequate remedy at law for money damages. Therefore, the undersigned agrees that in the event of any such breach, PZE shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the undersigned agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

7.

Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and of Canada applicable therein (without regard to conflict of laws principles).

8.

Facsimilie. PZE and the undersigned shall be entitled to rely on delivery of a facsimile copy hereof which shall be legally effective to create a valid and binding agreement of the undersigned and PZE in accordance with the terms hereof.

9.

Counterparts. This agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement

10.	Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties pertaining to the subject matter of this agreement.

Signature of Witness	Signature of PZE Shareholder

Name of Witness (please print)	Name of PZE Shareholder (please print)

Address and fax number of PZE Shareholder

Number of Puppy Zone Enterprises, Inc.
Common Shares subject to this Lock Up
Agreement

The foregoing is agreed and accepted as of the __________day of _________________, 2007.

Puppy Zone Enterprises, Inc.

Per:
Authorized Signatory

LOCK UP AGREEMENT

To:	Puppy Zone Enterprises, Inc.
Suite 200, 8275 S. Eastern Avenue
Las Vegas, Nevada 89123

Re:           Proposed Business Combination Involving QMotions, Inc. and Puppy Zone Enterprises, Inc.

1.

Acknowledgement. The undersigned acknowledges that QMotions, Inc. ("QM") and Puppy Zone Enterprises, Inc. ("PZE") are intending to complete a proposed business combination whereby PZE will acquire all of the issued and outstanding shares of QM by way of a reverse take over (the “RTO”) pursuant to a share exchange agreement (the "Exchange Agreement") dated December 24, 2007 between PZE, QM and the Selling Shareholders (as such term is defined in the Agreement), pursuant to which Steve Bajic and the Selling Shareholders agreed to refrain from transferring any PZE common shares held by or allotted to be issued to them under the terms of the Exchange Agreement (the “PZE Shares”) for a period of one year following the Closing Date (as such term is defined in the Exchange Agreement). For good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the undersigned), the undersigned covenants and agrees with PZE as set forth herein.

2.

Lock-Up. As of the date hereof, each of the undersigned represent and warrant to PZE that, for the duration of the Lock-Up Period (as defined below), the undersigned will not, and will use its best efforts to cause its representatives and advisors not to, directly or indirectly: (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any PZE Shares acquired or acquirable by the undersigned pursuant to the terms of the Exchange Agreement, or (ii) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (i). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to, or reasonably expected to lead to, or result in, a sale or disposition of the PZE Shares even if such PZE Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the PZE Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the PZE Shares.

3.

Exception. Notwithstanding anything to the contrary in this agreement, each of the undersigned may, at any time and from time to time during the Lock-Up Period, sell, transfer or dispose of up to 25% of PZE Shares acquired or acquireable by the undersigned pursuant to the terms of the Exchange Agreement in a private transaction not involving a public offering.

4.

Lock-Up Period. For the purposes hereof, the Lock-Up Period shall mean with respect to all of the PZE Shares, the period beginning on the Closing Date and ending on the date that is one year following the Closing Date.

5.

Termination. This agreement may be terminated by mutual written consent of the parties hereto. This agreement shall be terminated one calendar day following the date that is one year following the Closing Date, in accordance with its terms.

6.

Public Disclosure. The undersigned agrees not to make any public disclosure or announcement of or pertaining to this agreement, the Exchange Agreement or the RTO without the prior written consent of PZE except as required by law.

7.

Damages. The undersigned recognizes and acknowledges that this agreement is an integral part of the RTO and that a breach by the undersigned of any covenants or other commitments contained in this Agreement will cause the other party to sustain injury for which it may not have an adequate remedy at law for money damages. Therefore, the undersigned agrees that in the event of any such breach, PZE shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the undersigned agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

8.

Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and of Canada applicable therein (without regard to conflict of laws principles).

9.

Facsimilie. PZE and the undersigned shall be entitled to rely on delivery of a facsimile copy hereof which shall be legally effective to create a valid and binding agreement of the undersigned and PZE in accordance with the terms hereof.

10.

Counterparts. This agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement

11.	Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties pertaining to the subject matter of this agreement.

Signature of Witness	Signature of PZE Shareholder

Name of Witness (please print)	Amro Albanna

Address and fax number of PZE Shareholder

Number of Puppy Zone Enterprises, Inc.
Common Shares subject to this Lock Up
Agreement

Signature of Witness	Signature of PZE Shareholder

Name of Witness (please print)	Dale Hutchins

Address and fax number of PZE Shareholder

Number of Puppy Zone Enterprises, Inc.
Common Shares subject to this Lock Up
Agreement

The foregoing is agreed and accepted as of the __________day of _________________, 2007.

Puppy Zone Enterprises, Inc.

Per:
Authorized Signatory

SCHEDULE 1

TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 24th, 2007 AMONG PUPPY
ZONE, QMOTIONS AND THE SELLING SHAREHOLDERS OF QMOTIONS
Selling Shareholders

Column I	Column II	Column III	Column IV
Name and Address	Signature (approving Share Exchange Agreement)	Number of QMotions Shares held before Closing	Number of Puppy Zone Shares to be received on Closing
Albanna Family Trust	/s/ Albanna Family Trust	100	12,430,270
Randy Geissler	/s/ Randy Geissler	17.647	2,193,570
Vaughn and Ann Bryan Revocable Trust	/s/ Vaughn and Ann Bryan Revocable Trust	8.823	1,096,723
Lois Lauer, Inc.	/s/ Lois Lauer, Inc.	1.471	182,849
Financial 2000, Inc.	/s/ Financial 2000, Inc.	1.471	182,849
Michael R. Miller, D.D.S., Inc. Defined Benefit	/s/ Michael R. Miller, D.D.S., Inc. Defined Benefit	2.941	365,574
Toni Smith Martinez	/s/ Toni Smith Martinez	0.735	91,363
John Tillquist and Kristin Tillquist, Husband & Wife	/s/ John Tillquist and Kristin Tillquist, Husband & Wife	1.471	182,849

Column I	Column II	Column III	Column IV
Name and Address	Signature (approving Share Exchange Agreement)	Number of QMotions Shares held before Closing	Number of Puppy Zone Shares to be received on Closing
Linda Lukman	/s/ Linda Lukman	1.471	182,849
HiCare, Inc. (Dhillon)	/s/ HiCare, Inc. (Dhillon)	1.471	182,849
Stone Terrain, LLC (Nagappan)	/s/ Stone Terrain, LLC (Nagappan)	1.471	182,849
Charles Schwab Roth Conversion IRA FBO Peter C. Parsons	/s/ Charles Schwab Roth Conversion IRA FBO Peter C. Parsons	1.471	182,849
Charles Schwab IRA FBO Georg Decker	/s/ Charles Schwab IRA FBO Georg Decker	1.471	182,849
Susan Leivas Sturner	/s/ Susan Leivas Sturner	1.471	182,850
CyCam I, LLC	/s/ CyCam I, LLC	0.735	91,363
Russell Burch	/s/ Russell Burch	1.029	127,908
Stephen F. and Patricia O. Abbott	/s/ Stephen F. and Patricia O. Abbott	1.029	127,907

Albanna Family Trust For conversion of Amro’s note in the amount of $1,748,376.30	56.794	7,059,680
Total~~:~~	202.972	25,230,000[1]

SELLING SHAREHOLDERS TO RECEIVE OPTIONS PURSUANT TO SECTION 6.2(Q)

Column I	Column II	Column III	Column IV
Name and Address	Signature (approving Share Exchange Agreement)	Number of Options to Purchase QMotions’ Shares held before Closing	Number of Puppy Zone Options to be issued upon Closing, each option exercisable for one share of Puppy Zone.
Dale Hutchins	/s/ Dale Hutchins	12.1316	1,508,000
David Addington	/s/ David Addington	12.1316	1,508,000
Tan Xuejan	/s/ Tan Xuejan	6.0658	754,000

_________________________________________________
1 Excludes options to purchase 3,770,000 shares of Puppy Zone Common Stock issuable pursuant to Section 6.2(q)

SCHEDULE 2

TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 24th, 2007 AMONG
PUPPY ZONE, QMOTIONS AND THE SELLING SHAREHOLDERS OF QMOTIONS

Directors And Officers Of QMotions

Name and Positions held

Amro A. Albanna, Chairman & CEO
Dale L. Hutchins, President & Director
Randolph K. Geissler, Director

SCHEDULE 3

TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 24th, 2007 AMONG
PUPPY ZONE, QMOTIONS AND THE SELLING SHAREHOLDERS OF QMOTIONS

Directors And Officers Of Puppy Zone

Name and Positions held

Steven Bajic – President, Chief Financial Officer, Secretary, Treasurer and director

SCHEDULE 4

TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 24th, 2007 AMONG
PUPPY ZONE, QMOTIONS AND THE SELLING SHAREHOLDERS OF QMOTIONS

Puppy Zone Liabilities

1. Legal Fees as of December 5, 2007: US$7,603.83

2. Professional fees payable to independent auditing firm for preparation and audit of financial statements of Puppy Zone, as of December 5, 2007: US$8,215

3. Transfer Agent Fees, as of December 5, 2007: $US238.20

4. Property Lease (attached)

SCHEDULE 5

TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 24th, 2007 AMONG
PUPPY ZONE, QMOTIONS and THE SELLING SHAREHOLDERS OF QMOTIONS

QMotions Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests

Leases and Subleases: Nil

Claims: Nil

Capital Expenditures: Nil

Taxes: Nil

Property Interests: Nil

Equipment Leases: Nil

SCHEDULE 6

TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 24th, 2007 AMONG
PUPPY ZONE, QMOTIONSAND THE SELLING SHAREHOLDERS OF QMOTIONS

QMotions Material Contracts and Liabilities

Material Contracts:

Radio Shack, Vendor Agreement dated July 12, 2007
Radio Shack, Vendor Agreement, Amendment No.1 dated July 12, 2007
EH&P Investments AG, Convertible Debenture dated August 30, 2007
Orange Capital Corp, Advisory Agreement dated August 30, 2007
Grobstein, Horwath & Company LLP, Audit Engagement Letter dated September 25, 2007
Electronic Arts Inc., License and Distribution Agreement dated October 1, 2007
Schroepfer Wessels Jolesch LLC, Advertising Services Agreement dated October 17, 2007
Puppy Zone Enterprises, Letter of Intent to Acquire dated October 24, 2007
Che Ming Chou, Loan Agreement dated October 26, 2007
Employment Agreement by and among QMotions and Dale Hutchins
Employment Agreement by and among QMotions and Amro Albanna
Phantom Stock Plan Restructuring Agreement by and among QMotions and certain individuals whose names appear thereon.
Registration Rights Agreement by and among QMotions, Inc., Dale Hutchins, David Addington, and Tan Xuejun

Liabilities:

1.	Legal Fees, as of December 24, 2007: $28,279.34

2.	Professional fees of $15,000 payable to independent auditing firm for preparation and audit of financial statements of QMotions, as of December 24, 2007.

SCHEDULE 7

TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 24th, 2007 AMONG
PUPPY ZONE, QMOTIONSAND THE SELLING SHAREHOLDERS OF QMOTIONS

Certificate of U.S. Selling Shareholder

In connection with the issuance of common stock (“Puppy Zone Common Stock”) of Puppy Zone Enterprises, Inc., a Nevada corporation (“Puppy Zone”), to the undersigned, pursuant to the Share Exchange Agreement dated December 24th, 2007 (the “Agreement”), among Puppy Zone, QMotions, Inc. (“QMotions”), and the Selling Shareholders of QMotions as set out in the Agreement, the undersigned hereby agrees, represents and warrants that:

1.           Puppy Zone is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Puppy Zone from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

2.           the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Puppy Zone Common Stock and, with respect to applicable resale restrictions, is solely responsible (and Puppy Zone is not in any way responsible) for compliance with applicable resale restrictions;

3.           none of the Puppy Zone Common Stock is listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Puppy Zone Common Stock will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Puppy Zone on the OTC Bulletin Board;

4.           neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Puppy Zone Common Stock;

5.           the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

6.           No person has made to the undersigned any written or oral representations: (i) that any person will resell or repurchase any of the Puppy Zone Common Stock; (ii) that any person will refund the purchase price of any of the Puppy Zone Common Stock; (iii) as to the future price or value of any of the Puppy Zone Common Stock; or (iv) that any of the Puppy Zone Common Stock will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Puppy Zone Common Stock on any stock exchange or automated dealer quotation system, except the OTCBB.

The shareholder acknowledges and agrees that the shareholder may be required by Puppy Zone to provide such additional documentation as may be reasonably required by Puppy Zone and its legal counsel in determining the shareholder’s eligibility to acquire the Puppy Zone Shares under the Applicable Securities Legislation.

7.           The following Questionnaire is for use by each Selling Shareholder who is a U.S. person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) is acquiring shares of Puppy Zone Enterprises, Inc. (the “Company”). The purpose of this Questionnaire is to assure the Company that each Selling Shareholder will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Puppy Zone Common Stock will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Puppy Zone Common Stock or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Selling Shareholder agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Shares hereunder.

The Selling Shareholder covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Selling Shareholder satisfies)

________	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

________	Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

________	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

________	Category 4

A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

________	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

________	Category 6	A director or executive officer of the Company;

________	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

________	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that prospective Selling Shareholders claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Selling Shareholder's status as an Accredited Investor.

If the Selling Shareholder is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

________________________________________________________________________

The Selling Shareholder hereby certifies that the information contained in this Questionnaire is complete and accurate and the Selling Shareholder will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Selling Shareholder represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ______day of ________________, 2007.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. Number

SCHEDULE 8

TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 24th, 2007 AMONG
PUPPY ZONE, QMOTIONSAND THE SELLING SHAREHOLDERS OF QMOTIONS

QMotions Employees and Consultants

Employees:
       Amro Albanna, CEO
       Dale Hutchins, President
       David Addington, CTO
       Eman Albanna, Manager of Administration
       Xuejun Tan, R&D Engineer
       Michael Dunn, Operations Manager
       Glenn Fonseca, Electro/Mechanical Technician
       John Marshall, VP Sales & Marketing
       Chris Spears, Director of Retail Sales
       Loren Kaiser, VP of Business Development

Contractors:

       Game Developer
       WolfKo Productions, LLC
       11271 SW Pintail Loop
       Beaverton, OR 97007

Consultants:

       Financial & Capital Raise
       Alexander Dunham Capital Group, Inc.
       350 S. Grand Ave. Suite 3580
       Los Angeles, CA 90025

SCHEDULE 9

TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 24th, 2007 AMONG PUPPY
ZONE, QMOTIONSAND THE SELLING SHAREHOLDERS OF QMOTIONS

PATENTS AND TRADEMAKS

QMOTIONS PATENTS

Updated: December 24, 2007

Title of Invention:	Country:	Status:	Application No.	Filing Date:
BASEBALL SIMULATION DEVICE	US	Published	11/326097	1/4/2006	-
BASEBALL SIMULATION DEVICE	US	Closed	60/641391	1/4/2005
BASEBALL SIMULATION DEVICE	WO	Published	PCT/US2005/047061	12/28/2005
BASEBALL SIMULATION DEVICE	TW	Pending	95100303	1/4/2006	-
SYSTEM AND METHOD FOR INTERFACING A SIMULATION DEVICE WITH A GAMING DEVICE (Claims directed to interfacing of a fitness device with a gaming device, and the general concept of over-riding controller signals.)	US	Pending	11/433066	5/12/2006	-
SYSTEM AND METHOD FOR INTERFACING A SIMULATION DEVICE WITH A GAMING DEVICE (Claims directed to the general over-riding feature, fitness device, and the board.)	US	Pending	11/433047	5/12/2006	-
SYSTEM AND METHOD FOR INTERFACING FITNESS DEVICE WITH GAMING DEVICE	US	Closed	60/681112	5/13/2005
INPUT SYSTEM AND METHOD	US	Published	10/741308	12/19/2003	-
INPUT SYSTEM AND METHOD	US	Published	10/957338	10/01/2004
INPUT SYSTEM AND METHOD	WO	Abandoned	PCT/US2004/032224	10/1/2004

6

INPUTS SYSTEM AND METHOD	TW	Pending	93130033	10/04/2004
SIMULATION DEVICE FOR BOARDING SPORT GAMES	US	Pending	60/771963	2/9/2006	-
GOLF TRAINING SIMULATION CONTROLLER DEVICE	US	Unfiled			-
SYSTEMS AND METHODS FOR WIRELESS SENSORS FOR ELECTRONIC GAMING	US	Pending	60/871,573	12/22/2006
SYSTEMS AND METHODS FOR USER MOVEMENT PATTERN RECOGNITION FOR ELECTRONIC GAMING	US	Unfiled
Wireless body-worn sensors (Undergoing conflict check as of 11-7- 06) for possible provisional application.

3600349:lw033007

7

QMOTIONS, INC.
LIST OF PENDING AND REGISTERED TRADEMARKS

U.S. Trademarks	Serial No.	Registration No.	Classes	Status
QMOTIONS	78730255	3148406	9, 28	Registered: 9/26/2006
QMOTIONS logo	78731067	3148426	9, 28	Registered: 9/26/2006
QMOTIONS- XBOARD	78837694		28	Filing Date: 3/15/2006 Intent to Use Notice of Allowance Issued: 7/24/2007 First Request for Extension of Time to File a Statement of Use filed and approved.
QMOTIONS- XBOARD	78979482		9	Filing Date: 3/16/2006 Statement of Use Filed: 10/26/2007 Statement of Use accepted and approved for registration
QMOTIONS- FUNFITNESS	78837697		28	Filing Date: 3/15/2006 Intent to Use Notice of Allowance issued: 7/24/2007

QMOTIONS, INC.
LIST OF PENDING AND REGISTERED TRADEMARKS

				First Request for Extension of Time to File Statement of Use has been filed and approved.
QMOTIONS- FUNFITNESS	78979483		9	Filing Date: 3/15/2006 Statement of Use Filed: 10/26/2007 Statement of Use accepted and approved for registration
QMOTIONS	78730255	3148406	9, 28	Registered: 9/26/2006
QMOTIONS logo	78731067	3148426	9, 28	Registered: 9/26/2006
QMOTIONS- XBOARD	78837694		28	Filing Date: 3/15/2006 Intent to Use Notice of Allowance Issued: 7/24/2007 First Request for Extension of Time to File a Statement of Use filed and approved.
QMOTIONS- XBOARD	78979482		9	Filing Date: 3/16/2006 Statement of Use Filed: 10/26/2007

QMOTIONS, INC.
LIST OF PENDING AND REGISTERED TRADEMARKS

Statement of Use accepted and approved for registration
QMOTIONS- FUNFITNESS	78837697	28	Filing Date: 3/15/2006 Intent to Use Notice of Allowance issued: 7/24/2007 First Request for Extension of Time to File Statement of Use has been filed and approved.

QMOTIONS, INC.
LIST OF PENDING AND REGISTERED TRADEMARKS

Community Trademarks	International Registration No.	Classes	Status
QMOTIONS	000892748	9, 28	Opposition Matter No. B 1130824 Pending Extension of Cooling- Off Period expires: 7/22/2009
QMOTIONS	000892749	9, 28	Opposition Matter No. B1130832 Pending Extension of Cooling- Off Period expires 7/22/2009